EXHIBIT 99.1

Broadridge to Acquire a Leading Provider
of Canadian Wealth Management Technology

RPM Technologies Enhances Broadridge's Wealth Management Capabilities

NEW YORK, N.Y. – MAY 21, 2019 – Broadridge Financial Solutions, Inc. (NYSE:BR), a global Fintech leader and part of the S&P 500® Index, today announced that it has entered into a purchase agreement to acquire RPM Technologies, a leading Canadian provider of enterprise wealth management software solutions and services for approximately $300 million USD. RPM's technology platforms today support over 15 million customer accounts. Building on Broadridge's strong Canadian Wealth Management business, the acquisition will bring important new capabilities and next-generation technology to both RPM's and Broadridge's clients.
"The addition of RPM Technologies broadens and deepens our wealth management product offering in Canada," said Tom Carey, President of Global Technology and Operations at Broadridge. "We are very pleased to add RPM's state-of-the-art platforms and blue-chip client roster. This investment underscores our commitment to bring value-added technology solutions to the industry, and it supports our longer-term strategy of building a strong North American Wealth business."
"Broadridge is a global Fintech leader with deep commitment to the Canadian market and is the best future partner to extend RPM's growth", said Dave Poppleton, President and CEO of RPM Technologies. "With our combined technology and innovation capabilities, clients will gain deep product expansion opportunities, superior digital channel capabilities and seamless enterprise solutions."
Partnering with Broadridge will bring the backing of a global Fintech leader to RPM's clients. The addition of RPM expands Broadridge Canada's addressable market by providing a solution set for the retail banking sector and adding enhanced mutual fund and deposit manufacturing capabilities. RPM has proven capabilities in the Mutual Fund Dealers Association of Canada marketplace with a suite of services and solutions and a successful track record of winning and on-boarding new clients.
The transaction is expected to contribute $40-50 million USD in revenues to Broadridge in fiscal year 2020 and is not expected to have a material impact on Broadridge's Adjusted earnings per share.
Broadridge is purchasing RPM from its current owners which include Bayshore Capital Inc. The closing of the transaction is subject to the completion of an intercompany reorganization by RPM Technologies and standard customary closing conditions.
RBC Capital Markets is acting as exclusive financial advisor to Broadridge. Canaccord Genuity Corp. is acting as exclusive financial advisor to RPM.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements giving expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," or by similar words. In particular, any projections or expectations regarding the proposed transaction described herein, future financial results, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that change over time and could cause actual results or performance to differ materially from those contained in the forward-looking statements and historical performance. In addition to the risks previously disclosed in our reports filed with the Securities and Exchange Commission ("SEC"), these risks, uncertainties and assumptions include, but are not limited to: the ability to meet any closing conditions related to the proposed transaction on the expected terms and schedule or at all; delay in closing the transaction; difficulties and delays in integrating the acquired assets or fully realizing cost savings and other benefits; business disruption following the proposed transaction; the inability to realize synergies or to implement integration plans; and other risk factors described in our Annual Report on Form 10-K filed with the SEC on August 7, 2018, our subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC. Projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.
These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.
About Broadridge:
Broadridge Financial Solutions, Inc. (NYSE:BR), a $4 billion global Fintech leader and a part of the S&P 500® Index, provides investor communications and technology-driven solutions to banks, broker-dealers, asset managers and corporate issuers globally. Broadridge's investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes more than $5 trillion in fixed income and equity trades per day. Broadridge employs approximately 10,000 full-time associates in 18 countries. For more information about Broadridge, please visit www.broadridge.com.
ABOUT RPM:
RPM is a Canadian-based company that provides state-of-the-art, enterprise-class wealth management software solutions to leading Canadian banks and wealth management firms. RPM's mission critical solutions create a holistic, customer-centric platform for multiple investment accounts and products across multiple distribution and manufacturing platforms.  RPM's scalable solutions have enabled its clients to achieve growth in market share and significantly increased processing capacity while dramatically reducing both ongoing operational and systems costs.  RPM's systems administer over CAD $650 billion dollars of assets spread among 15 million customer accounts.
ABOUT BAYSHORE:
Bayshore Capital finances and builds companies that create value in financial services and information technology. Our success is based on leveraging our proven strengths and strategic assets: experienced management, transactional expertise, worldwide relationships and patient capital.

Investors:

W. Edings Thibault
 Head of Investor Relations
Broadridge Financial Solutions
+1 516-472-5129
edings.thibault@broadridge.com

Media:

Tina Wadhwa
Broadridge Financial Solutions
+1 212-973-6164
tina.wadhwa@broadridge.com